Exhibit 99.1

ARMOUR RESIDENTIAL REIT, INC. RECEIVES NON-COMPLIANCE LETTER FROM THE NEW YORK STOCK EXCHANGE AND THE NYSE MKT LLC

VERO BEACH, Fla. – August 7, 2013 -- ARMOUR Residential REIT, Inc. (NYSE: ARR, ARR PrA and ARR PrB) (NYSE MKT: ARR.WS) (“ARMOUR” or the “Company”) today announced that, on August 5, 2013, the Company received a letter from the New York Stock Exchange ("NYSE") notifying the Company that it is deficient in meeting Section 303A.01 of the NYSE Listed Company Manual, which requires a majority of independent directors on the board of directors. The Company is deficient in meeting this standard as a result of Jordan Zimmerman's resignation as a director of the Company, effective August 2, 2013. Mr. Zimmerman had no disagreements with the Company on any matter relating to the Company’s operations, policies, or practices. If the Company is not able to cure this deficiency by August 12, 2013, it will be deemed non-compliant and a below compliance ("BC") indicator will be disseminated as an extension of the Company's trading symbols on August 14, 2013. The Company's common stock and preferred stock are traded on the NYSE.

Also, on August 6, 2013, the NYSE MKT LLC (the “NYSE MKT”) issued a warning letter (the “Letter”) to the Company notifying the Company that it is not in compliance with certain of the NYSE MKT's continued listing standards as set forth in the NYSE MKT Company Guide (the “Company Guide”). Specifically, as a result of the resignation of one of the Company's independent directors, Mr. Zimmerman, the Company is not in compliance with Section 802(a) of the Company Guide in that a majority of the directors on its board of directors are not independent. The Company's warrants are traded on the NYSE MKT.

According to Section 802(b) of the Company Guide, and as set forth in the Letter, the Company will have until the earlier of its next annual stockholders' meeting or one year from the occurrence of the event that caused the failure to comply with Section 802(a) of the Company Guide to regain compliance.

The Letter provides that such letter constitutes a warning issued to the Company pursuant to Section 1009(a)(i) of the Company Guide and notice of failure to satisfy a continued listing standard. A below compliance ("BC") indicator will be disseminated as an extension of the Company's trading symbol.

The Nominating and Corporate Governance Committee of the Company is in the process of identifying, evaluating and recommending independent candidates to fill the vacancy on the Board of Directors caused by Mr. Zimmerman's resignation.

About ARMOUR Residential REIT, Inc.

ARMOUR is a Maryland corporation that invests primarily in hybrid adjustable rate, adjustable rate and fixed rate residential mortgage-backed securities issued or guaranteed by U.S. Government-sponsored entities. ARMOUR is externally managed and advised by ARMOUR Residential Management LLC. ARMOUR Residential REIT, Inc. has elected to be taxed as a real estate investment trust for U.S. federal income tax purposes, commencing with ARMOUR's taxable year ended December 31, 2009.

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ARMOUR Residential REIT, Inc. Receives Non-Compliance Letter from The New York Stock Exchange and The NYSE MKT LLL

August 7, 2013

Safe Harbor

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/, or the Company website www.armourreit.com or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

Investor Contact:

James R. Mountain

Chief Financial Officer

ARMOUR Residential REIT, Inc.

(772) 617-4340

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